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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We have issued our report dated February 23, 1998 (except for Note 2, as to which the date is February 27, 1998 and Note 3, as to which the date is April 6, 1998) accompanying the consolidated financial statements of Level 8 Systems, Inc. and subsidiaries included in the Current Report on Form 8-K, and which is incorporated by reference in the Registration Statements on Form S-3 (File No.: 333-22979) and Form S-8 (File No's: 333-12247, 333-86305, 333-86307
and 333-86309). We consent to the incorporation by reference in the Registration Statements of the aforementioned report.

                                          /s/ Grant Thornton LLP

New York, New York
March 17, 2000